EXHIBIT 23


CONSENT OF INDEPENDENT AUDITORS

    We consent to the incorporation by reference in the Registration Statement on Form S-8 dated May 11, 1987 pertaining to the Non-Qualified Stock Option Plan of 1987 and the Registration Statement on Form S-8 dated January 22, 1996 pertaining to the Stock Option Plan of 1995 of Spectrum Control, Inc. of our report dated January 10, 1996, with respect to the consolidated financial statements and schedule included in this Form 10-K of Spectrum Control, Inc.




                                                 ERNST & YOUNG LLP



Erie, Pennsylvania
February 12, 1996
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